                                                                    Exhibit 23.9

                      Consent of Independent Accountants

We hereby consent to the use in this Internet Capital Group, Inc. Registration Statement on Form S-1 of our report dated April 6, 1999, except as to Note 2, which is as of June 23, 1999, relating to the financial statements of Universal Access, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois
July 30, 1999